1 CERTIFICATE OF INCORPORATION of NUSCALE POWER CORPORATION (a Delaware corporation) ARTICLE I NAME The name of the Corporation is NuScale Power Corporation (the "Corporation"). ARTICLE II EFFECTIVE TIME This Certificate of Incorporation shall be effective as of 10:30 a.m. Eastern Time on April 29, 2022. ARTICLE III SOLE INCORPORATOR The name of the Sole Incorporator (the "Incorporator") is Christopher Sorrells. The address of the Incorporator is c/o of NuScale Power Corporation, 2100 McKinney Avenue, Suite 1675, Dallas, Texas 75201. ARTICLE IV AGENT The address of the Corporation's registered office in the State of Delaware is c/o Registered Agent Solutions, Inc., 838 Walker Road, Suite 21-2, Dover, Kent County, DE 19904 and the name of its registered agent at such address is Registered Agent Solutions, Inc. ARTICLE V PURPOSE The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as from time to time in effect, the "General Corporation Law'').

2 ARTICLE VI STOCK Section 6.1 Authorized Stock. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 512,000,000 shares, consisting of: (i) 511,000,000 shares of common stock, divided into (a) 332,000,000 shares of Class A common stock, with the par value of $0.0001 per share (the "Class A Common Stock") and (b) 179,000,000 shares of Class B common stock, with the par value of $0.0001 per share (the "Class B Common Stock" and, together with Class A Common Stock, the "Common Stock"); and (ii) 1,000,000 shares of preferred stock, with the par value of$0.0001 per share (the "Preferred Stock''). Section 6.2 No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any class of the Common Stock or the Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of any class of the Common Stock or the Preferred Stock voting separately as a class will be required therefor. Notwithstanding the immediately preceding sentence, the number of authorized shares of any particular class may not be decreased below the number of shares of such class then outstanding, plus, in the case of Class A Common Stock, the number of shares of Class A Common Stock issuable in connection with (x) the exchange of all outstanding shares of Class B Common Stock, together with the corresponding number of Class B LLC Units, pursuant to the Sixth Amended and Restated Limited Liability Company Agreement of NuScale Power, LLC and (y) the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class A Common Stock. Section 6.3 Common Stock. (a) Voting Rights. (i) Each holder of Common Stock will be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, except that, to the fullest extent permitted by law and subject to Section 6.3(a)(ii). holders of shares of each class of Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or under the General Corporation Law. (ii) (1) The holders of the outstanding shares of Class A Common Stock shall be entitled to vote separately upon any amendment to this Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers,

3 preferences or special rights of the Class A Common Stock in a manner that is disproportionately adverse as compared to the Class B Common Stock and (2) the holders of the outstanding shares of Class B Common Stock shall be entitled to vote separately upon any amendment to this Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of the Class B Common Stock in a manner that is disproportionately adverse as compared to the Class A Common Stock. (iii) Except as otherwise required in this Certificate of Incorporation or by applicable law, the holders of Common Stock will vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of Preferred Stock). (b) Dividends; Stock Splits or Combinations. (i) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Class A Common Stock with respect to the payment of dividends, such dividends and other distributions of cash, stock or property may be declared and paid on the Class A Common Stock out of the assets of the Corporation that are by law available therefor, at the times and in the amounts as the board of directors of the Corporation (the "Board") in its discretion may determine. (ii) Except as provided in Section 6.3(b)(iii) with respect to stock dividends, dividends of cash or property may not be declared or paid on shares of Class B Common Stock. (iii) In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization be declared or made on any class of Common Stock (each, a "Stock Adjustment") unless (a) a corresponding Stock Adjustment for all other classes of Common Stock not so adjusted at the time outstanding is made in the same proportion and the same manner and (b) the Stock Adjustment has been reflected in the same economically equivalent manner on all Class B LLC Units. Stock dividends with respect to each class of Common Stock may only be paid with shares of stock of the same class of Common Stock. (c) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, if any, the holders of all outstanding shares of Class A Common Stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Class A Common Stock will be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Class A Common Stock. Without limiting the rights of the holders of Class B Common Stock to exchange their shares of Class B Common Stock, together with the corresponding number of Class B LLC Units constituting the remainder of any Paired Interests in

4 which such shares are included, for shares of Class A Common Stock in accordance with the Sixth Amended and Restated Limited Liability Company Agreement of NuScale Power, LLC (or for the consideration payable in respect of shares of Class A Common Stock in such voluntary or involuntary liquidation, dissolution or winding-up), the holders of shares of Class B Common Stock, as such, will not be entitled to receive, with respect to such shares, any assets of the Corporation in excess of the par value thereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. Section 6.4 Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board pursuant to authority so to do which is hereby expressly vested in the Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Section 6.5 Class B Common Stock. (a) Retirement of Class B Shares. No holder of Class B Common Stock may transfer shares of Class B Common Stock to any person unless such holder transfers a corresponding number of Class B LLC Units to the same person in accordance with the provisions of the Sixth Amended and Restated Limited Liability Company Agreement of NuScale Power, LLC. If any outstanding share of Class B Common Stock ceases to be held by a holder of a corresponding Class B LLC Unit, such share shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock be transferred to the Corporation for no consideration and retired. (b) Reservation of Shares of Class A Common Stock. The Corporation will at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of the issuance in connection with the exchange of Paired Interests, the number of shares of Class A Common Stock that are issuable upon exchange of all outstanding Paired Interests, pursuant to the Sixth Amended and Restated Limited Liability Company Agreement of NuScale Power, LLC. The Corporation covenants that all the shares of Class A Common Stock that are issued upon the exchange of such Paired Interests will, upon issuance, be validly issued, fully paid and non-assessable. (c) Taxes. The issuance of shares of Class A Common Stock upon the exercise by holders of Class B LLC Units of their right under the Sixth Amended and Restated Limited Liability Company Agreement of NuScale Power, LLC to exchange Paired Interests for shares of Class A Common Stock will be made without charge to such holders for any transfer taxes, stamp taxes or duties or other similar tax in respect of the issuance; provided, however, that if any such shares of Class A

5 Common Stock are to be issued in a name other than that of the then record holder of the Paired Interests being exchanged (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such holder), then such holder and/or the Person in whose name such shares are to be delivered shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in the issuance or shall establish to the reasonable satisfaction of the Corporation that the tax has been paid or is not payable. (d) Preemptive Rights. To the extent Class B LLC Units are issued pursuant to the Sixth Amended and Restated Limited Liability Company Agreement of NuScale Power, LLC to anyone other than the Corporation or a wholly owned subsidiary of the Corporation, an equivalent number of shares of Class B Common Stock (subject to adjustment as set forth herein) shall be issued to the same Person to which such Class B LLC Units are issued at par. ARTICLE VII BOARD OF DIRECTORS Section 7.1 Number of Directors. (a) The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Unless and except to the extent that the Bylaws of the Corporation (as such Bylaws may be amended from time to time, the "Bylaws") shall so require, the election of the directors of the Corporation (the "Directors") need not be by written ballot. Except as otherwise provided for or fixed pursuant to the provisions of Section 6.4 of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, the total number of Directors constituting the entire Board shall, (a) as of the date of this Certificate of Incorporation, be eight (8) and (b) thereafter, shall be fixed exclusively by one or more resolutions adopted from time to time by the Board. (b) During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Section 6.4 ("Preferred Stock Directors"), upon the commencement, and for the duration, of the period during which such right continues: (i) the then-total authorized number of Directors shall automatically be increased by such specified number of Preferred Stock Directors, and the holders of the related Preferred Stock shall be entitled to elect the Preferred Stock Directors pursuant to the provisions of the Board's designation for the series of Preferred Stock and (ii) each such Preferred Stock Director shall serve until such Preferred Stock Director's successor shall have been duly elected and qualified, or until such Preferred Stock Director's right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect Preferred Stock Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or

6 removal of such Preferred Stock Directors, shall forthwith terminate and the total and authorized number of Directors shall be reduced accordingly. Section 7.2 Vacancies and Newly Created Directorships. Subject to any limitations imposed by applicable law and the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board, and not by the stockholders. Any Director so chosen shall hold office until his or her successor shall be duly elected and qualified or until such Director's earlier death, disqualification, resignation or removal. No decrease in the number of Directors shall shorten the term of any Director then in office. Section 7.3 Removal of Directors. Subject to any limitations imposed by applicable law, except for Preferred Stock Directors, any Director or the entire Board may be removed from office at any time, but only for cause by the affirmative vote of the holders of at least a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. ARTICLE VIII STOCKHOLDER ACTION Section 8.1 Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation may be effected (i) at a duly called annual or special meeting of stockholders of the Corporation or (ii) until such time as the Company is no longer a "Controlled Company" pursuant to NYSE Rule 303A.00, by the consent in writing of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, in lieu of a duly called annual or special meeting of stockholders of the Corporation. Section 8.2 Meetings of Stockholders. (a) An annual meeting of stockholders for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date, and at such time as the Board shall determine. (b) Subject to any special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the chairperson of the Board, the chief executive officer of the Corporation, at the direction of the Board pursuant to a written resolution adopted by a majority of the total number of Directors that the Corporation would have if there were no vacancies, or, until such time as the Company is no longer a "Controlled Company" pursuant NYSE Rule 303A.00, pursuant to a written resolution

7 adopted by holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. (c) Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation. Section 8.3 No Cumulative Voting; Election of Directors by Written Ballot. There shall be no cumulative voting in the election of Directors. Unless and except to the extent that the Bylaws shall so require, the election of the Directors need not be by written ballot. ARTICLE IX LIABILITY OF DIRECTORS Section 9.1 No Personal Liability. To the fullest extent permitted by the General Corporation Law as the same exists or as may hereafter be amended, no Director or Officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director or Officer. Section 9.2 Indemnification and Advancement of Expenses. (a) To the fullest extent permitted by the applicable laws of the State of Delaware, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party to or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor (a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent, or in any other capacity while serving as a Director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys' fees and disbursements, judgments, fines, ERISA excise taxes, damages, claims and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys' fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section

8 9.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 9.2 shall be contractual rights and such rights shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 9.2(a). except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board. (b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 9.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate as it may be further amended from time to time, the Bylaws, an agreement, vote of stockholders or disinterested Directors, or otherwise. (c) Any repeal or amendment of this Section 9.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 9.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. (d) This Section 9.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees. (e) The Corporation shall maintain Directors' and officers' liability insurance coverage, on terms reasonably satisfactory to the Board, to the fullest extent permitted by law covering, among other things, violations of federal or state securities laws. The Corporation will pay all premiums due thereon and will not make any material alteration to the terms thereof, or the coverage provided by, such insurance policy without the prior written consent of the Board. Section 9.3 Amendment or Repeal. Any amendment, repeal or elimination of this Article IX, or the adoption of any provision of the Corporation's certificate of incorporation inconsistent with this Article IX, shall not affect its application with respect to an act or omission by a Director occurring before such amendment, adoption, repeal or elimination. ARTICLE X AMENDMENT Section 10.1 Amendment of Certificate of Incorporation. Subject to Sections 6.3 and 6.4, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate

9 of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other Persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended, are granted and held subject to this reservation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Section 7.2, Section 7.3, Section 8.1, Section 8.2, Article IX, Section 10.2, Article XI or Article XIII may be altered, amended or repealed in any respect, nor may any provision or by-law inconsistent therewith be adopted, unless in addition to any other vote required by this Certificate of Incorporation or otherwise required by law, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of sixty-six and two-thirds percent (66 and 2/3%) of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, at a meeting of the stockholders called for that purpose. Section 10.2 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized to make, alter, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval of a majority of the authorized number of Directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. ARTICLE XI FORUM FOR ADJUDICATION OF DISPUTES Section 11.1 Forum. Unless the Corporation, in writing, selects or consents to the selection of an alternative forum: (a) the sole and exclusive forum for any complaint asserting any internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. Notwithstanding anything herein to the contrary, and for the avoidance of doubt: this Article XI shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934. For purposes of this Article XI, internal corporate claims means claims, including claims in the right of the Corporation that are based upon a violation of a duty by a current or former Director, officer, employee or stockholder in such capacity, or as to which the DGCL confers jurisdiction upon the Court of Chancery. Any person or entity purchasing or otherwise acquiring or holding any interest

10 in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI. Section 11.2 Enforceability. If any provision of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable), and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby. ARTICLE XII SEVERABILITY If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its Directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law. ARTICLE XIII CORPORATE OPPORTUNITY Section 13.1 Corporate Opportunities. To The Corporation renounces, to the maximum extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or Directors, or any of their respective Affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Certificate or in the future, and the Corporation renounces any expectancy that any of the Directors or officerspermitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any “Included Opportunity.” An “Included Opportunity” is any business opportunity relating to the research, development, manufacture, operation, production, or delivery of equipment, services, technologies, infrastructure, or projects related to energy resources, including, but not limited to, nuclear energy, that is presented to, offered to, acquired, created or developed by, or which otherwise comes into the possession of, any of the Corporation’s officers or Directors (the “Covered Persons”), unless such business opportunity is presented to, offered to, acquired, created or developed by, or which otherwise comes into the possession of such Covered Persons, expressly

11 and solely in such Covered Person’s capacity as a Director or officer of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation. Section 13.2 Amendments. Neither the alteration, amendment, addition to or repeal of this Article XIII, nor the adoption of any provision of this Certificate (including any certificate of designation) inconsistent with this Article XIII, shall eliminate or reduce the effect of this Article XIII in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article XIII, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article XIII shall not limit any protections or defenses available to, or indemnification or advancement rights of, any Director or officer of the Corporation under this Certificate, the Bylaws or applicable law. ARTICLE XIV DEFINITIONS As used in this Certificate of Incorporation, unless the context otherwise requires or as set forth in another Article or Section of this Certificate of Incorporation, the term: (a) "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person: provided, that (i) neither the Corporation nor any of its subsidiaries will be deemed an Affiliate of any stockholder of the Corporation or any of such stockholders' Affiliates unless and during such time that such stockholder holds a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, and (ii) no stockholder of the Corporation will be deemed an Affiliate of any other stockholder of the Corporation, in each case, solely by reason of any investment in the Corporation (including any representatives of such stockholder serving on the Board). (b) "Class A LLC Unit" means a unit of NuScale Power, LLC designated as a Class A Unit pursuant to the Sixth Amended and Restated Limited Liability Company Agreement of NuScale Power, LLC. (c) "Class B LLC Unit'' means a unit of NuScale Power, LLC designated as a Class B Unit pursuant to the Sixth Amended and Restated Limited Liability Company Agreement of NuScale Power, LLC. (d) "control" (including the terms "controlling" and "controlled"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise. (e) "Sixth Amended and Restated Limited Liability Company Agreement of NuScale Power, LLC" means the Sixth Amended and Restated Limited Liability Company Agreement of NuScale Power, LLC, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.

12 (f) "General Corporation Law" is defined in Article V. (g) "LLC Units" means, collectively, the Class A LLC Units and the Class B LLC Units. (h) "NuScale Power, LLC" means NuScale Power, LLC, an Oregon limited liability company, or any successor thereto. (i) "Paired Interest" means one Class B LLC Unit together with one share of Class B Common Stock, subject to adjustment pursuant to Section 11.4 of the Sixth Amended and Restated Limited Liability Company Agreement of NuScale Power, LLC. (j) "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.